Exhibit 99.1

CorEnergy Announces Third Quarter 2022 Results
KANSAS CITY, MO - November 10, 2022 - CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") today announced financial results for the third quarter, ended September 30, 2022.
Third Quarter 2022 and Recent Highlights
•Reported Total Revenue of $33.0 million for the three months ended September 30, 2022.
•Generated Net Loss of $15.5 million, inclusive of a $16.2 million impairment to goodwill, and Adjusted EBITDA (a non-GAAP financial measure) of $8.9 million.
•Transported an average of 164,748 barrels per day, versus 159,202 barrels per day the previous quarter.
•Began collecting rate increases at two Crimson subsidiaries.
•Declared a third quarter 2022 Common Stock dividend of $0.05 per share and a 7.375% Series A Cumulative Redeemable Preferred Stock dividend of $0.4609375 per depositary share. Both dividends will be paid on November 30, 2022, to stockholders of record on November 16, 2022.
Management Commentary
“Our third quarter was characterized by steady performance from our predictable MoGas and Omega natural gas operations, where we are also evaluating expansion opportunities. We also reported improved volume on our Crimson assets as we continue to manage through disruptions in the global oil supply chain and operational issues with third-party infrastructure. We have initiated both cost efficiency measures and tariff increases on our California pipelines in response to this increased volatility, while maintaining our 2022 outlook calling for adjusted EBITDA of between $42.0 and $44.0 million,” said Dave Schulte, Chief Executive Officer.

“We are also advancing our work in the new carbon capture and sequestration market, where our California assets are well positioned as a critical linkage between large carbon emission sources and attractive storage reservoirs. CCS has emerged as a particular focus in California due to the California Air Resources Board making it a central pillar in its aggressive greenhouse gas reduction plans and economic incentives from government entities at both the federal and state levels that may be the best in the nation.”

Exhibit 99.1
Third Quarter Performance Summary
Third quarter financial highlights are as follows:

	For the Three Months Ended
	September 30, 2022
		Per Share
	Total	Basic	Diluted
Net Loss (Attributable to Common Stockholders)	$(18,490,882)	$(1.17)	$(1.17)
Net Cash Provided by Operating Activities	$26,703,113
Adjusted Net Income[1]	$1,096,465
Cash Available for Distribution (CAD)[1]	$(1,006,756)
Adjusted EBITDA[2]	$8,882,866

Dividends Declared to Common Stockholders		$0.05
1 Non-GAAP financial measure.    Adjusted Net Income excludes special items of $405 thousand, which are transaction costs; however, CAD has not been so adjusted. Reconciliations of Adjusted Net Income and CAD, as presented, to Net Loss and Net Cash Provided by Operating Activities are included at the end of this press release. See Note 1 below for additional information.
2 Non-GAAP financial measure.    Adjusted EBITDA excludes special items of $405 thousand, which are transaction costs. Reconciliation of Adjusted EBITDA, as presented, to Net Loss is included at the end of this press release. See Note 2 below for additional information.
Crimson Rate Increases
During the third quarter, Crimson filed for a tariff increase of 34.9% on its Southern California pipeline system and 10% on its KLM pipeline. Both of these tariff filings were protested by shippers and are proceeding through the CPUC process with resolution expected in second half of 2023. The Company commenced collecting a 10% tariff increase on both systems after filing, subject to refund, as allowed by the CPUC rules. The Company plans to file and begin collecting an additional 10% increase on its Southern California pipeline system in August 2023, for a total effective increase of 21%, which represents the anniversary date of the original filing for that system, assuming the rate case has not been resolved by that time. CorEnergy believes Crimson's cost-of-service fully justifies both requested increases.
Crimson filed for a Tariff increase of 10% increase on its SPB system, but withdrew it due to increased volumes and general volume variability on that line. The Company will continuously monitor its cost-of-service and will file a rate increase on this system if conditions warrant.
Business Development Activities
CorEnergy continues to seek opportunities for negotiated transactions that could expand the Company's market reach or REIT-qualifying revenue sources, including both traditional infrastructure and potential alternative uses for its rights of way. The Company intends to continue to prudently advance these opportunities within our existing

Exhibit 99.1
footprint or to enhance scale and diversification; however there can be no assurances that any such opportunities will be consummated on terms that are acceptable or advantageous or at all.
Outlook
CorEnergy is maintaining its outlook for 2022:
•Expected Adjusted EBITDA of $42.0-$44.0 million, (see Note 2 below for additional details);
•Maintenance capital expenditures expected to be in the range of $8.0 million to $9.0 million in 2022 (quarterly maintenance costs are not expected to be uniform throughout the year due to project timing); and
•The Company will continue to evaluate dividends, subject to Board approval, on a quarterly basis in line with current practices.
Dividend and Distribution Declarations
The Company currently expects to characterize at least some portion of its 2022 Common Stock and Preferred Stock dividends as Return of Capital for tax purposes.
Common Stock: A third quarter 2022 dividend of $0.05 per share was declared for CorEnergy's common stock. The dividend will be paid on November 30, 2022, to stockholders of record on November 16, 2022.
Preferred Stock: For the Company's 7.375% Series A Cumulative Redeemable Preferred Stock, a cash dividend of $0.4609375 per depositary share was declared for the third quarter. The preferred stock dividend, which equates to an annual dividend payment of $1.84375 per depositary share, will be paid on November 30, 2022, to stockholders of record on November 16, 2022.
Class A-1 Units: Pursuant to the terms of the Crimson transaction, the holders of Crimson Class A-1 Units will receive a cash distribution of $0.4609375 per unit for the third quarter based on the Company’s declared Series A Preferred dividend for the quarter.
Class A-2 and Class A-3 Units: Pursuant to the terms of the Crimson transaction, the holders of Crimson Class A-2 and Class A-3 Units will not receive a cash distribution for the third quarter, because no dividend was declared on the underlying Class B Common Stock for the quarter.
Third Quarter Results Call
CorEnergy will host a conference call on Thursday, November 10, 2022 at 10:00 a.m. Central Time to discuss its financial results. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. To join the call, dial +1-973-528-0016 and provide access code 977524 at least five minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.
A replay of the call will be available until 10:00 a.m. Central Time on December 9, 2022, by dialing +1-919-882-2331. The Conference ID is 46842. A webcast replay of the conference call will also be available on the Company’s website, corenergy.reit.

Exhibit 99.1
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) is a real estate investment trust that owns and operates or leases regulated natural gas transmission and distribution lines and crude oil gathering, storage and transmission pipelines and associated rights-of-way. For more information, please visit corenergy.reit.
Forward-Looking Statements

With the exception of historical information, certain statements contained in this press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as those pertaining to our guidance, pursuit of growth opportunities, anticipated transportation volumes, expected rate increases, planned capital expenditures, planned dividend payment levels, capital resources and liquidity, and results of operations and financial condition. You can identify forward-looking statements by use of words such as "will," "may," "should," "could," "believes," "expects," "anticipates," "estimates," "intends," "projects," "goals," "objectives," "targets," "predicts," "plans," "seeks," or similar expressions or other comparable terms or discussions of strategy, plans or intentions. Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, among others, changes in economic and business conditions; a decline in oil production levels; competitive and regulatory pressures; failure to realize the anticipated benefits of the Crimson transaction; the risk that CPUC approval is not obtained, is delayed or is subject to unanticipated conditions that could adversely affect CorEnergy or the expected benefits of the Crimson transaction; risks related to the uncertainty of the projected financial information with respect to Crimson; compliance with environmental, safety and other laws; our continued ability to access debt and equity markets and comply with existing debt covenants; risks associated with climate change; risks associated with changes in tax laws and our ability to continue to qualify as a REIT; and other factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any dividends paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants and other applicable requirements.

Notes

1 Management uses Adjusted Net Income as a measure of profitability and CAD as a measure of long-term sustainable performance. Adjusted Net Income and CAD are non-GAAP measures. Adjusted Net Income represents net income (loss) adjusted for loss on goodwill impairment, transaction-related costs, and gain on sale of equipment. CAD represents Adjusted Net Income adjusted for depreciation, amortization and ARO accretion (cash flows), stock-based compensation, and deferred tax expense less transaction-related costs, maintenance capital expenditures, preferred dividend requirements, and mandatory debt amortization. Reconciliations of Adjusted Net Income and CAD to Net Income (Loss) and Net Cash Provided By Operating Activities, the most directly comparable corresponding GAAP measures, are included in the additional financial information attached to this press release.

Exhibit 99.1
2 Management uses Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA represents net income (loss) adjusted for items such as loss on impairment of goodwill, transaction-related costs, depreciation, amortization and ARO accretion expense, stock-based compensation, income tax expense, interest expense and gain on the sale of equipment. The reconciliation of Adjusted EBITDA to Net Income (Loss), the most directly comparable GAAP measure, is included in the additional financial information attached to this press release. Future period non-GAAP guidance includes adjustments for special items not indicative of our core operations, which may include, without limitation, items included in the additional financial information attached to this press release. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this future period non-GAAP guidance to the most comparable GAAP measures.
Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Debbie Hagen or Matt Kreps
877-699-CORR (2677)
info@corenergy.reit
Source: CorEnergy Infrastructure Trust, Inc.

Consolidated Balance Sheets
	September 30, 2022	December 31, 2021
Assets	(Unaudited)
Property and equipment, net of accumulated depreciation of $48,864,283 and $37,022,035, respectively (Crimson VIE*: $337,470,077, and $338,452,392, respectively)	$438,249,633	$441,430,193
Leased property, net of accumulated depreciation of $289,154 and $258,207, respectively	1,236,873	1,267,821
Financing notes and related accrued interest receivable, net of reserve of $600,000 and $600,000, respectively	904,743	1,036,660
Cash and cash equivalents (Crimson VIE: $3,125,706 and $1,870,000, respectively)	21,776,263	12,496,478
Accounts and other receivables (Crimson VIE: $7,654,757 and $11,291,749, respectively)	10,609,744	15,367,389
Due from affiliated companies (Crimson VIE: $94,994 and $676,825, respectively)	94,994	676,825
Deferred costs, net of accumulated amortization of $631,408 and $345,775, respectively	510,939	796,572
Inventory (Crimson VIE: $5,859,262 and $3,839,865, respectively)	6,004,037	3,953,523
Prepaid expenses and other assets (Crimson VIE: $3,946,389 and $5,004,566, respectively)	5,699,079	9,075,043
Operating right-of-use assets (Crimson VIE: $4,755,606 and $5,647,631, respectively)	5,082,028	6,075,939
Deferred tax asset, net	111,681	206,285
Goodwill	—	16,210,020
Total Assets	$490,280,014	$508,592,748
Liabilities and Equity
Secured credit facilities, net of deferred financing costs of $817,972 and $1,275,244, respectively	$99,182,028	$99,724,756
Unsecured convertible senior notes, net of discount and debt issuance costs of $1,890,895 and $2,384,170, respectively	116,159,105	115,665,830
Accounts payable and other accrued liabilities (Crimson VIE: $14,935,627 and $9,743,904, respectively)	19,596,670	17,036,064
Income tax payable	344,630	—
Due to affiliated companies (Crimson VIE: $276,428 and $648,316, respectively)	276,428	648,316
Operating lease liability (Crimson VIE: $4,653,594 and $5,647,036, respectively)	4,951,891	6,046,657
Unearned revenue (Crimson VIE: $205,790 and $199,405, respectively)	5,990,897	5,839,602
Total Liabilities	$246,501,649	$244,961,225

Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $129,525,675 liquidation preference ($2,500 per share, $0.001 par value); 10,000,000 authorized; 51,810 issued and outstanding at September 30, 2022 and December 31, 2021	$129,525,675	$129,525,675
Common stock, non-convertible, $0.001 par value; 15,176,911 and 14,893,184 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively (100,000,000 shares authorized)	15,177	14,893
Class B Common Stock, $0.001 par value; 683,761 shares issued and outstanding at September 30, 2022 and December 31, 2021, (11,896,100 shares authorized)	684	684
Additional paid-in capital	329,796,049	338,302,735
Retained deficit	(339,752,470)	(327,157,636)
Total CorEnergy Equity	119,585,115	140,686,351
Non-controlling interest (Crimson)	124,193,250	122,945,172
Total Equity	243,778,365	263,631,523
Total Liabilities and Equity	$490,280,014	$508,592,748
*Variable Interest Entity (VIE)

Consolidated Statements of Operations (Unaudited)
	For the Three Months Ended
	September 30, 2022	June 30, 2022
Revenue
Transportation and distribution	$31,305,546	$28,112,834
Pipeline loss allowance subsequent sales	1,477,251	3,074,436
Lease	111,725	30,825
Other	67,164	303,341
Total Revenue	32,961,686	31,521,436
Expenses
Transportation and distribution	17,647,673	14,263,677
Pipeline loss allowance subsequent sales cost of revenue	1,385,028	2,438,987
General and administrative	5,743,342	5,276,363
Depreciation, amortization and ARO accretion	4,028,800	3,992,314
Loss on impairment of goodwill	16,210,020	—
Total Expenses	45,014,863	25,971,341
Operating Income (loss)	$(12,053,177)	$5,550,095
Other Income (expense)
Other income	$76,050	$136,023
Interest expense	(3,483,208)	(3,342,906)
Total Other Expense	(3,407,158)	(3,206,883)
Income (loss) before income taxes	(15,460,335)	2,343,212
Taxes
Current tax expense	35,187	156,877
Deferred tax expense	6,182	16,209
Income tax expense, net	41,369	173,086
Net Income (loss)	(15,501,704)	2,170,126
Less: Net income attributable to non-controlling interest	601,048	966,671
Net income (loss) attributable to CorEnergy	$(16,102,752)	$1,203,455
Preferred stock dividends	2,388,130	2,388,130
Net loss attributable to Common Stockholders	$(18,490,882)	$(1,184,675)

Net Loss Per Common Share:
Basic	$(1.17)	$(0.08)
Diluted	$(1.17)	$(0.08)
Weighted Average Shares of Common Stock Outstanding:
Basic	15,773,469	15,673,703
Diluted	15,773,469	15,673,703
Dividends declared per common share	$0.050	$0.050

Consolidated Statements of Cash Flows (Unaudited)
	For the Nine Months Ended
	September 30, 2022	September 30, 2021
Operating Activities
Net loss	$(8,966,821)	$(2,346,883)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income tax, net	94,604	222,337
Depreciation, amortization and ARO accretion	11,997,781	10,337,639
Amortization of debt issuance costs	1,236,178	1,192,821
Goodwill impairment	16,210,020	—
Loss on impairment and disposal of leased property	—	5,811,779
Loss on termination of lease	—	165,644
Loss on extinguishment of debt	—	861,814
Gain on sale of equipment	(39,678)	(16,508)
Stock-based compensation	384,383	22,500
Changes in assets and liabilities:
Accounts and other receivables	2,715,207	702,251
Financing note accrued interest receivable	—	(8,780)
Inventory	(2,050,514)	(1,572,534)
Prepaid expenses and other assets	4,296,890	(2,409,857)
Due from affiliated companies, net	209,943	(188,578)
Management fee payable	—	(971,626)
Accounts payable and other accrued liabilities	1,213,961	1,361,746
Income tax liability	344,630	33,027
Operating lease liability	(1,094,766)	(496,900)
Unearned revenue	151,295	(439,106)
Net cash provided by operating activities	$26,703,113	$12,260,786
Investing Activities
Acquisition of Crimson Midstream Holdings, net of cash acquired	—	(69,002,053)
Acquisition of Corridor InfraTrust Management, net of cash acquired	—	952,487
Purchases of property and equipment	(7,759,603)	(15,024,412)
Proceeds from reimbursable projects	2,385,858	—
Proceeds from sale of property and equipment	55,075	97,210
Proceeds from insurance recovery	—	60,153
Principal payment on financing note receivable	131,917	113,595
Cash received from third parties for reimbursable projects	—	26,849
Net cash used in investing activities	$(5,186,753)	$(82,776,171)
Financing Activities
Debt financing costs	—	(2,735,922)
Dividends paid on Series A preferred stock	(7,164,390)	(7,007,474)
Dividends paid on Common Stock	(1,644,549)	(1,799,268)
Distributions to non-controlling interest	(2,427,636)	(1,446,901)
Advances on revolving line of credit	9,000,000	19,000,000
Payments on revolving line of credit	(4,000,000)	(16,000,000)
Principal payments on Crimson secured credit facility	(6,000,000)	(4,000,000)
Net cash used in financing activities	$(12,236,575)	$(13,989,565)
Net change in Cash and Cash Equivalents	9,279,785	(84,504,950)
Cash and Cash Equivalents at beginning of period	12,496,478	99,596,907
Cash and Cash Equivalents at end of period	$21,776,263	$15,091,957

Supplemental Disclosure of Cash Flow Information
Interest paid	$8,802,697	$10,206,280
Income taxes paid (net of refunds)	(12,055)	(635,730)

Non-Cash Investing Activities
In-kind consideration for the Grand Isle Gathering System provided as partial consideration for the Crimson Midstream Holdings acquisition	$—	$48,873,169
Crimson Credit Facility assumed and refinanced in connection with the Crimson Midstream Holdings acquisition	—	105,000,000
Equity consideration attributable to non-controlling interest holder in connection with the Crimson Midstream Holdings acquisition	—	116,205,762
Purchases of property, plant and equipment in accounts payable and other accrued liabilities	2,249,585	—
Series A preferred stock issued due to internalization transaction	—	4,245,112
Common Stock issued due to internalization transaction	—	7,096,153
Class B Common Stock issued due to internalization transaction	—	3,288,890

Non-Cash Financing Activities
Change in accounts payable and accrued expenses related to debt financing costs	$—	$235,198
Crimson A-2 Units dividends payment-in-kind	—	610,353
Reinvestment of Dividends Paid to Common Stockholders	601,184	—
Dividend equivalents accrued on RSUs	34,145	—

Non-GAAP Financial Measurements (Unaudited)

The following table presents a reconciliation of Net Income (Loss), as reported in the Consolidated Statements of Operations, to Adjusted Net Income and CAD:

	For the Three Months Ended
	September 30, 2022	June 30, 2022
Net Income (loss)	$(15,501,704)	$2,170,126
Add:
Loss on goodwill impairment	16,210,020	—
Transaction costs	405,149	221,241
Less:
Gain on the sale of equipment	17,000	22,678
Adjusted Net Income, excluding special items	$1,096,465	$2,368,689
Add:
Depreciation, amortization and ARO accretion (Cash Flows)	4,440,858	4,404,174
Stock-based compensation	233,024	151,359
Deferred tax expense	6,182	16,209
Less:
Transaction costs	405,149	221,241
Maintenance capital expenditures	1,180,794	1,475,433
Preferred dividend requirements - Series A	2,388,130	2,388,130
Preferred dividend requirements - Non-controlling interest	809,212	809,212
Mandatory debt amortization	2,000,000	2,000,000
Cash Available for Distribution (CAD)	$(1,006,756)	$46,415

The following table reconciles net cash provided by operating activities, as reported in the Consolidated Statements of Cash Flows to CAD:

	For the Three Months Ended
	September 30, 2022	June 30, 2022
Net cash provided by operating activities	$8,051,926	$10,070,603
Changes in working capital	(2,680,546)	(3,351,413)
Maintenance capital expenditures	(1,180,794)	(1,475,433)
Preferred dividend requirements	(2,388,130)	(2,388,130)
Preferred dividend requirements - non-controlling interest	(809,212)	(809,212)
Mandatory debt amortization included in financing activities	(2,000,000)	(2,000,000)
Cash Available for Distribution (CAD)	$(1,006,756)	$46,415

Other Special Items:
Transaction costs	$405,149	$221,241

Other Cash Flow Information:
Net cash used in investing activities	$(3,275,513)	$(857,208)
Net cash used in financing activities	(752,405)	(4,749,222)

The following table presents a reconciliation of Net Income (Loss), as reported in the Consolidated Statements of Operations, to Adjusted EBITDA:

	For the Three Months Ended
	September 30, 2022	June 30, 2022
Net Income (loss)	$(15,501,704)	$2,170,126
Add:
Loss on goodwill impairment	16,210,020	—
Transaction costs	405,149	221,241
Depreciation, amortization and ARO accretion	4,028,800	3,992,314
Stock-based compensation	233,024	151,359
Income tax expense, net	41,369	173,086
Interest expense, net	3,483,208	3,342,906
Less:
Gain on the sale of equipment	17,000	22,678
Adjusted EBITDA	$8,882,866	$10,028,354